Exhibit 99.4

Royal Resources L.P. and
Subsidiaries

Unaudited Condensed Consolidated Financial Statements as of June 30, 2018 and December 31, 2017 and for the three month and six month periods ended June 30, 2018 and 2017 royal resources l.p. AND SUBSIDIARies

TABLE OF CONTENTS

Page
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2018 AND DECEMBER 31, 2017 AND FOR THE THREE MONTH AND SIX MONTH PERIODS ENDED JUNE 30, 2018 AND 2017:
Unaudited Condensed Consolidated Balance Sheets	2

Unaudited Condensed Consolidated Statements of Operations	3

Unaudited Condensed Consolidated Statements of Partners’ Capital	4

Unaudited Condensed Consolidated Statements of Cash Flows	5

Notes to Unaudited Condensed Consolidated Financial Statements	6-11

ROYAL RESOURCES L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017

(in thousands)

	June 30, 2018	December 31, 2017
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$35,388	$10,497
Prepaid expenses	1,277	1,321
Accounts receivable	15,014	13,749

Total current assets	51,679	25,567

ROYALTY AND WORKING INTERESTS IN OIL AND NATURAL GAS PROPERTIES — Less accumulated amortization of $116,231 and $155,855, respectively	237,441	326,916

TOTAL ASSETS	$289,120	$352,483

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$3,011	$3,802
Derivative liability	1,003	-
Accrued expenses — to partners	795	1,601

Total current liabilities	4,809	5,403

LONG-TERM LIABILITIES:
Derivative liability	704	-
Asset retirement obligation	187	182
Long-term debt, net of unamortized debt issuance costs of $119 and $259, respectively	30,881	57,741

Total long-term liabilities	31,772	57,923

COMMITMENTS AND CONTINGENCIES (NOTE 9)

PARTNERS’ CAPITAL	252,539	289,157

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$289,120	$352,483

See notes to unaudited condensed consolidated financial statements.

ROYAL RESOURCES L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017
REVENUES:
Oil and gas sales	$30,457	$24,976	$53,295	$54,396
Realized (loss) gain on hedging activities	(209)	357	(206)	387
Unrealized (loss) gain on hedging activities	(1,614)	394	(1,708)	1,569

Total revenues	28,634	25,727	51,381	56,352

COSTS AND EXPENSES:
Production and ad valorem taxes	1,734	1,542	2,972	3,205
Lease operating expense	210	152	396	263
Marketing and transportation	542	1,801	1,173	3,909
Amortization of royalty and working interests in oil and natural gas properties	5,283	10,235	10,078	21,410
General, administrative and other	3,534	1,465	6,153	3,140

Total costs and expenses	11,303	15,195	20,772	31,927

OTHER INCOME AND (EXPENSE):
Gain on sale of assets	108	-	41,382	-
Other income	-	1	-	2
Interest expense	(436)	(689)	(1,074)	(1,343)
Total other income and (expense)	(328)	(688)	40,308	(1,341)

NET INCOME	17,003	9,844	70,917	23,084
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(47)	(28)	(95)	(61)
NET INCOME ATTRIBUTABLE TO ROYAL RESOURCES L.P.	$16,956	$9,816	$70,822	$23,023

See notes to unaudited condensed consolidated financial statements.

ROYAL RESOURCES L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(in thousands)

	General	Limited	Noncontrolling
	Partner	Partners	Interest	Total
BALANCE — January 1, 2018	$-	$288,529	$628	$289,157

Distributions	-	(107,497)	(38)	(107,535)

Net income	-	70,822	95	70,917

BALANCE — June 30, 2018	$-	$251,854	$685	$252,539

See notes to unaudited condensed consolidated financial statements.

ROYAL RESOURCES L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017

(in thousands)

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$70,917	$23,084
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of assets	(41,382)	-
Unrealized loss (gain) on hedging activities	1,708	(1,569)
Amortization of royalty and working interests in oil and natural gas properties	10,078	21,410
Accretion of asset retirement obligation	5	10
Amortization of debt issue costs	139	47
Increase in accounts receivable	(1,265)	(1,455)
Decrease (increase) in prepaid expenses	44	(999)
(Decrease) increase in accounts payable and accrued liabilities	(788)	325
Decrease in accrued expenses-to partners	(806)	(230)

Net cash provided by operating activities	38,650	40,623

CASH FLOWS FROM INVESTING ACTIVITY:
Additions to oil and natural gas properties	(354)	(2,148)
Decrease in advances to operators	-	94
Proceeds from sale of assets	121,130	-

Net cash provided by (used in) investing activities	120,776	(2,054)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to partners	(107,535)	(30,000)
Repayment of long-term debt	(27,000)	(1,000)

Net cash used in financing activities	(134,535)	(31,000)

NET INCREASE IN CASH	24,891	7,569

CASH AND CASH EQUIVALENTS — Beginning of period	10,497	8,048

CASH AND CASH EQUIVALENTS — End of period	$35,388	$15,617

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$945	$1,312
Accounts payable related to capital expenditures	$68	$382

See notes to unaudited condensed consolidated financial statements.

Royal Resources L.P. and SUBSIDIARies

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

($ IN thousands, except for price per barrel)

1.	ORGANIZATION AND NATURE OF OPERATIONS

Organization — The condensed consolidated financial statements of Royal Resources L.P. and its subsidiaries (collectively, the “Partnership”) include the accounts for DGK ORRI Holdings, LP and its wholly owned subsidiary, DGK ORRI Company, L.P. collectively, (“DGK”); Hooks Ranch Holding LP (“Hooks Ranch”) and its wholly owned subsidiary, VickiCristina LP (“VickiCristina”); KGD ORRI Holdings, L.P. (“KGD”) and its wholly owned subsidiary, KGD ORRI, L.P. (“KGD ORRI”); Noble Royalties Acquisition Co., LP and its subsidiary companies, collectively, (“NRAC”) and Riverbend Natural Resources, LP (“RNR”) and its subsidiary companies. The Partnership owns 100%, 100%, 100%, 99.5% and 99.3% of these subsidiaries, respectively.

The primary purpose of the Partnership is to acquire, own, maintain, and manage mineral interests, mineral royalties, and overriding royalties relating to onshore unconventional shale oil and natural gas properties in the United States and any associated interests or royalties relating to conventional oil and natural gas properties.

On June 3, 2018 the Partnership entered into an agreement with an unaffiliated third party, Osprey Energy Acquisition Corp. (the “Company”), with the intent to pursue a combination of certain of the Partnership’s assets and the Company into a wholly-owned acquisition subsidiary. The Partnership will contribute certain of its assets to the subsidiary for $400 million of cash and 40 million common units of the acquisition subsidiary, subject to certain adjustments as set forth in the definitive agreement. The combined entity will be renamed to Falcon Minerals Corporation in connection with the closing. The transaction is expected to close in the third quarter of 2018.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All intercompany accounts and transactions have been eliminated in consolidation.

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with GAAP have been omitted from these interim financial statements. The Partnership believes the disclosures made in these interim financial statements are adequate to make the information herein not misleading. The Partnership recommends that these interim condensed consolidated financial statements should be read in conjunction with its audited consolidated financial statements and related notes thereto.

The interim financial statements includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for the three months and six months ended June 30, 2018 are not necessarily indicative of the operating results of the entire fiscal year ending December 31, 2018.

Management Estimates — The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions relate to estimates of proved reserves of oil and natural gas and related present value estimates of future net cash flows therefrom, which affect the calculations of amortization and impairment, estimates of asset retirement obligations, estimates of fair value for long-lived assets, and valuation of commodity derivative instruments. The Partnership’s management bases its estimates on experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from these estimates.

Significant Accounting Policies — For a complete description of the Partnership’s significant accounting policies, see Note 2—Summary of Significant Accounting Policies in the annual audited consolidated financial statements.

New Accounting Pronouncements — The following new Accounting Standard Updates were issued but not adopted as of June 30, 2018:

The Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. ASU 2014-09 supersedes the revenue recognition requirements in Topic 605, Revenue Recognition and industry-specific guidance in Subtopic 932 605, Extractive Activities – Oil and Gas – Revenue Recognition. This ASU provides guidance concerning the recognition and measurement of revenue from contracts with customers. Its objective is to increase the usefulness of information in the consolidated financial statements regarding the nature, timing and uncertainty of revenues. This standard becomes effective for us beginning January 2019.

The Partnership is in the process of completing its review of a representative sample of royalty agreements and revenue contracts covering its material revenue streams to evaluate any potential changes in revenue recognition upon adoption of the new standard, and based on evaluations to-date, the implementation of the new standard will not have a material impact on the consolidated financial statements and disclosures. The Partnership intends to use the modified retrospective approach upon adoption of the new guidance on the effective date of January 1, 2019, and does not anticipate recording any material transition adjustments upon adoption.

The FASB issued ASU 2016-02, “Leases (Topic 842)”. ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the statement of financial position. The update is effective for consolidated financial statements issued for annual periods beginning after December 15, 2019 and for interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Partnership is evaluating the potential impact ASU 2016-02 may have on our consolidated financial statements and related disclosures.

3.	DISPOSITIONS OF MINERAL INTERESTS IN OIL AND NATURAL GAS PROPERTIES

On February 1, 2018, DGK, a wholly owned subsidiary, completed the sale of its interests in a portion of its oil and natural gas properties to an unaffiliated third party for cash proceeds, net of customary purchase price adjustments, of $120,944. The sale resulted in a realized gain of $41,196.

On December 20, 2017, KGD, a wholly owned subsidiary, completed the sale of its interests in all of its oil and natural gas properties to an unaffiliated third party for cash proceeds, net of customary purchase price adjustments, of $86,527. The sale resulted in a realized gain of $31,627.

4.	NON-CONTROLLING INTERESTS

The Partnership has non-controlling interests related to the 0.5% ownership of NRAC held by third parties and the 0.695% interest held by third parties in Riverbend Natural Resources, LP. The NRAC holders have received distributions in the amount of $34 and $61, respectively for the six months ended June 30, 2018 and 2017. The RNR holders have received distributions in the amount of $4 and $0, respectively for the six months ended June 30, 2018 and 2017. Net income of $95 and $61 has been allocated to these holders for the six months ended June 30, 2018 and 2017, respectively.

5.	FAIR VALUE

Financial Assets and Liabilities — Financial assets with carrying values approximating fair value include cash and cash equivalents and other current assets. Financial liabilities with carrying values approximating fair value due to their short maturities include accounts payable, accrued liabilities and short-term derivative instruments. The carrying value of the Partnership’s debt approximates fair value because the credit facilities variable interest rates reset frequently and approximates current market rates available to the Partnership. The Partnership’s derivative instruments are recorded at fair value (see Note 7).

6.	LONG-TERM DEBT

Summary of debt as of June 30, 2018 and December 31, 2017:

	2018	2017

DGK	$30,000	$57,000
RNR	1,000	1,000
Total Debt	31,000	58,000
Less current portion of debt	-	-

Total long term debt	$31,000	$58,000

DGK

As of June 30, 2018, DGK has one credit agreement with Wells Fargo Bank N.A.

Borrowings from the credit agreement may be used for acquiring mineral interests in oil and natural gas properties, for general corporate purposes and for funding distributions to partners. The credit agreement is secured by the DGK’s investment in oil and natural gas properties and unconditionally guaranteed by DGK.

The current amount outstanding on the first lien credit agreement is $30,000 and is due on October 19, 2020. On February 1, 2018, $27,000 of this line of credit was paid down. Borrowings bear interest based on, at DGK’s election, a base rate or a London Inter-Bank Offered Rate (“LIBOR”) plus applicable premiums based on a percent of the borrowing base that is outstanding. The interest rate as of June 30, 2018 is 5.594%.

Borrowings under the first lien facility may not exceed a “borrowing base” determined by the lender based on the oil and natural gas reserves of DGK. On February 1, 2018, the borrowing base was reduced to $30,000 in conjunction with the partial sale of assets described in Note 3 and in full replacement and substitution for the April 15, 2018 scheduled redetermination. The borrowing base is subject to scheduled redeterminations as of April 15th and October 15th each year with an additional redetermination once per calendar year at the request of the partnership or at the request of the lenders and an additional redetermination once each calendar year in connection with a material acquisition of properties. DGK may repay any amounts borrowed prior to the maturity date without any premium or penalty.

RNR

On November 21, 2014, Riverbend Natural Resources, LP executed a credit agreement with Wells Fargo Bank N.A., which matures on November 21, 2019. Borrowings may be used for acquiring mineral interests in oil and natural gas properties, for general corporate purposes and for funding distributions to partners. The credit agreement is secured by the RNR’s investment in oil and natural gas properties and unconditionally guaranteed by RNR.

Borrowings under the credit agreement may not exceed a “borrowing base” determined by lenders based on the oil and natural gas reserves of RNR. As of June 30, 2018, the borrowing base was $2,000. The borrowing base is subject to scheduled redeterminations as of April 1st and October 1st each year with an additional redetermination once per calendar year at the request of RNR or at the request of the lenders and an additional redetermination once each calendar year in connection with a material acquisition of properties.

The current amount outstanding on the credit agreement is $1,000. Borrowings bear interest based on, at the Partnership’s election, a base rate or a LIBOR plus applicable premiums based on a percent of the borrowing base that is outstanding. The interest rate as of June 30, 2018 is 4.60%.

7.	DERIVATIVE FINANCIAL INSTRUMENTS

The Partnership entered into three crude oil commodity swaps on January 25, 2018 for the purpose of hedging the impact of market fluctuations of crude oil prices for 2018 through 2021. The Partnership’s commodity derivative instruments generally serve as hedges of commodity price risk exposure, however, the Partnership has elected not to account for the derivatives as cash flow hedges. The Partnership had no outstanding commodity derivatives as of December 31, 2017. The Partnership had the following commodity derivatives outstanding as of June 30, 2018, none of which have been designated as cash flow hedges:

	OIL
	TOTAL BARRELS	WEIGHTED AVERAGE PRICE PER BBL
SWAPS --
July 2018 - December 2018	70,023	$62.98
January 2019 - December 2019	103,408	$58.37
January 2020 - February 2021	83,145	$55.22

The Partnership’s derivatives are accounted for as non-hedge derivatives and therefore all changes in the fair values of its derivative contracts are recognized as gains or losses in the earnings of the periods in which they occur. The changes in fair value of derivatives are represented on the statement of income as unrealized gains (losses) on hedging activities, and net derivative settlements are represented on the statement of income as realized gains (losses) on hedging activities. The table below summarizes the Company's gains (losses) on derivative instruments for the three months and six months ended June 30, 2018 and 2017:

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Changes in fair value of derivatives	$(1,614)	$394	$(1,708)	$1,569
Net derivative settlements	(209)	357	(206)	387

The Partnership reports the fair value of derivatives on the consolidated balance sheet. The determination of the current and noncurrent classification is based on the timing of expected future cash flows from the individual trades. The Partnership reports these on a gross basis by contract. The following table summarizes the fair value of derivative contracts outstanding at June 30, 2018 and December 31, 2017, respectively:

(In thousands)

	June 30, 2018	December 31, 2017
Derivative asset	$-	$-
Derivative liability	(1,707)	-
Net derivative liability	$(1,707)	$-

The fair values of the Partnership’s commodity derivative instruments are classified as Level 2 measurements in accordance with the fair value hierarchy, because they are calculated using industry standard models using assumptions and inputs which are substantially observable in active markets throughout the full term of the instruments. These include market price curves, contract terms and prices, credit risk adjustments, implied market volatility and discount factors. The following table provides the assets and liabilities carried at fair value measured on a recurring basis as of June 30, 2018 (In thousands):

	Level 1	Level 2	Level 3	Fair Value as of June 30, 2018
Derivative Instruments–
Oil price swap-current liability	$–	$(1,003)	$–	$(1,003)
Oil price swap-noncurrent liability	$–	$(704)	$–	$(704)

8.	BUSINESS SEGMENTS

The Partnership’s two business segments are: 1) royalty interests in oil and natural gas properties and 2) working interests in oil and natural gas properties. Management has chosen to organize the Partnership into two reportable segments based on the nature of the interests in oil and gas properties. The performance of our operating segments is evaluated based on segment net income (loss), which is defined as income (loss) before income taxes. All reported revenues are from external customers. The following is a summary as of and for the three months and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30,
	2018			2017
	Royalty interests	Working interests	Total	Royalty interests	Working interests	Total
Oil and natural gas revenue	$28,135	$2,322	$30,457	$22,879	$2,097	$24,976
Gain on sale of assets	$108	$-	$108	$-	$-	$-
Net income	$15,988	$1,015	$17,003	$9,284	$560	$9,844

	Six Months Ended June 30,
	2018			2017
	Royalty interests	Working interests	Total	Royalty interests	Working interests	Total
Oil and natural gas revenue	$48,529	$4,766	$53,295	$50,898	$3,498	$54,396
Gain on sale of assets	$41,382	$-	$41,382	$-	$-	$-
Net income	$68,869	$2,048	$70,917	$22,088	$996	$23,084

As described in Note 3, the Partnership completed the sale of its interests in a portion of its oil and natural gas properties, reducing the net book value of oil and natural gas properties. The following is a summary as of June 30, 2018 and December 31, 2017:

	2018			2017
	Royalty interests	Working interests	Total	Royalty interests	Working interests	Total
Oil and natural gas properties, net of DD&A	$216,231	$21,210	$237,441	$304,663	$22,253	$326,916
Total assets	$261,832	$27,288	$289,120	$326,893	$25,590	$352,483

9.	COMMITMENTS AND CONTINGENCIES

Contingent Liabilities — The Partnership may, from time to time, be involved in various legal matters arising in the ordinary course of business, including claims and litigation proceedings. We are not currently a party to any material legal proceedings and are not aware of any material legal or government proceedings against the Partnership or contemplated to be brought against the Partnership.

10.	RELATED PARTY TRANSACTIONS

Management Agreement — The Partnership pays management fees to related entities, which are included within general and administrative expenses. Management fees incurred for the three months ended June 30, 2018 and 2017 were $448 and $388, respectively. Management fees incurred for the six months ended June 30, 2018 and 2017 were $795 and $860, respectively.

As of June 30, 2018 and December 31, 2017, accrued expenses payable to partners were $795 and $1,601, respectively.

11.	SUBSEQUENT EVENTS

The Partnership has performed its evaluation of subsequent events through August 22, 2018, the date the condensed consolidated financial statements were issued. Based on such evaluation, no events were identified that required disclosure or adjustment to the condensed consolidated financial statements.

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